Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited full year  and fourth quarter 2020 financial results

MANSFIELD, PENNSYLVANIA— January 25, 2021 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months and year ended December 31, 2020.

Highlights

•
The acquisition of MidCoast Community Bancorp, Inc. in the second quarter of 2020 contributed significant growth to net interest income in the second half of 2020 and to significant organic growth in the fourth quarter of 2020.

•	To further support our customers acquired as part of the MidCoast acquisition and to further our expansion efforts, in November, we opened a full service branch in Kennett Square, Pennsylvania.

•	Net income for 2020 was $25.1 million, which is 28.8% higher than 2019’s net income. The effective tax rate for 2020 was 17.3% compared to 16.4% in 2019.

•
Net income was $7.2 million for the three months ended December 31, 2020, which is 43.3% higher than the net income for 2019’s comparable period. The effective tax rate for the three months ended December 31, 2020 was 17.8% compared to 16.6% in the comparable period in 2019.

•	Net interest income before the provision for loan losses was $62.2 million for the year ended December 31, 2020, an increase of $12.3 million, or 24.5%, over the same period a year ago.

•	Non-performing assets decreased $2.3 million, or 15.1%, during 2020 and totaled 0.93% of loans as of December 31, 2020 compared to 1.38% as of December 31, 2019.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2020 was 15.20% and 14.21% compared to 13.05% and 13.00% for the three months (annualized) and the year ended December 31, 2019, respectively.

•
Return on average tangible equity (non-GAAP) for the three months (annualized) and the year ended December 31, 2020 was 18.37% and 17.16% compared to 15.52% and 15.58% for the three months (annualized) and the year ended December 31, 2019, respectively. (1)

•
Return on average assets for the three months (annualized) and the year ended December 31, 2020 was 1.55% and 1.46% compared to 1.37% and 1.34% for the three months (annualized) and the year ended December 31, 2019, respectively.

Covid 19 pandemic response and loan profile

•
During 2020, the Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). Through the program, we issued 591 loans with aggregate balances of $54.3 million. As of December 31, 2020, the Company had 451 loans with aggregate balances of $37.2 million outstanding under the program. During 2020, we received payments and forgiveness on 192 loans totaling $17.1 million with 140 loans being completely paid off or forgiven by December 31, 2020. The remaining loans earn interest at 1% per annum and the processing fee paid by the SBA will be accreted into income over the life of the loans. The SBA has issued guidance for forgiveness with a streamlined approach for loans of $150,000  or less. Of the PPP loans remaining, 379 loans, or 84.0% of the remaining PPP loans, had an original balance less than $150,000. The outstanding balance for these 379 loans as of December 31, 2020 was approximately $13.6 million.

•
Under our loan modification program, we provided relief to customers with outstanding balances of $206.8 million on 539 loans, which includes residential and commercial customers. As of December 31, 2020, there were 4 commercial  loans outstanding with aggregate balances of $8.7 million that are under modified terms through March 2021.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels,  restaurants, and amusement/theme parks represent a higher level of credit risk. At December 31, 2020, the Company had limited loan concentrations to these industries as follows:

o	Hotels/Motels - $49.9 million or 3.6% of outstanding loans
o	Restaurants - $26.1 million or 1.9% of outstanding loans
o	Amusement/Theme parks - $13.9 million, or 1.0% of outstanding loans

•
Agricultural lending continues to be an area of emphasis with the Bank. As of December 31, 2020, agricultural lending comprised approximately $363.9 million, or 25.9% of total loans. Agriculture was significantly impacted in the early part of the pandemic as dairy farmers were forced to dump milk, and milk futures remain extremely volatile. Other producers experienced difficulties in getting livestock to market and reduced proceeds from sales as well as difficulty in obtaining supplies. A return to stay at home orders and school closures could significantly impact this portion of our loan portfolio.

2020 Compared to 2019

•
For 2020, net income totaled $25,103,000 which compares to net income of $19,490,000 for 2019, an increase of $5,613,000 or 28.8%.  Basic earnings per share of $6.60 for 2020 compares to $5.48 for 2019. Return on equity for 2020 and 2019 was 14.21% and 13.00%, while return on assets was 1.46% and 1.34%, respectively. If merger and acquisition costs are excluded, the  return on average equity and average assets would be 15.21% and 1.56%, respectively, for 2020 (non-GAAP).

•
Net interest income before the provision for loan losses for 2020 totaled $62,191,000 compared to $49,940,000 for 2019, resulting in an increase of $12,251,000, or 24.5%.  Average interest earning assets increased $241.0 million for 2020 compared to 2019, primarily due to the MidCoast acquisition. Average loans increased $189.3 million while average investment securities increased $21.0 million. The yield on interest earning assets decreased 17 basis point to 4.42%, while the cost of interest-bearing liabilities decreased 45 basis points to 0.64%. The yield on interest earning assets benefitted approximately $820,000 from pay-offs of purchase credit impaired loans acquired as part of The First National Bank of Fredericksburg acquisition in 2015.  The decrease in the cost of interest-bearing liabilities was due to the Federal Reserve interest rate reductions in response to the COVID-19 pandemic. The tax effected net interest margin for 2020 was 3.92% compared to 3.72% for 2019.

•
The provision for loan losses for 2020 was $2,400,000 compared to $1,675,000 for 2019, an increase of $725,000.  The provision was higher in 2020 than 2019 primarily due to the economic environment as a result of the COVID-19 pandemic and the higher levels of unemployment and organic loan growth in the fourth quarter.

•
Total non-interest income was $11,422,000 for 2020, which is $3,036,000 more than the non-interest income of $8,386,000 for last year. The primary drivers were an increase of $1,695,000 in the gains on loans sold, as a result of the increased number of loans sold in 2020 compared to 2019 due to the low interest environment and an increase in other income of $1,406,000 due to fee income on derivative transactions for customers.  We experienced a $41,000 decrease in the value of equity securities during 2020, compared to an increase of $120,000 in 2019 period and a decrease in service charges of $466,000 as a result of our COVID-19 response and reduced customer spending as a result of mandatory stay at home orders. Gains of the sale of available for sale securities totaled $305,000 in 2020 compared to $24,000 in 2019.

•
Total non-interest expenses for 2020 totaled $40,847,000 compared to $33,341,000 for the same period last year, which is an increase of $7,506,000, or 22.5%. The primary driver of the increase is the merger and acquisition costs of completing the MidCoast acquisition that totaled $2,179,000 and the additional salary and operational costs associated with the employees and branches acquired as part of the acquisition.

•
The provision for income taxes increased $1,443,000 when comparing 2020 to 2019 as a result of an increase in income before income tax of $7,056,000. The  effective tax rate was 17.3% and 16.4% for 2020 and 2019, respectively, compared to the statutory rate of 21%.

Fourth Quarter of 2020 Compared to the Fourth Quarter of 2019

•
For the three months ended December 31, 2020, net income totaled $7,227,000 which compares to net income of $5,043,000 for the comparable period of 2019, an increase of $2,184,000 or 43.3%.  Basic earnings per share of $1.85 for the three months ended December 31, 2020 compares to $1.42 for the 2019 comparable period. Annualized return on equity for the three months ended December 31, 2020 and 2019 was 15.20% and 13.05%, while annualized return on assets was 1.55% and 1.37%, respectively.

•
Net interest income before the provision for loan losses for the three months ended December 31, 2020 totaled $16,545,000 compared to $12,790,000 for the three months ended December 31, 2019, resulting in an increase of $3,755,000, or 29.4%. Average interest earning assets increased $365.3 million for the three months ended December 31, 2020 compared to the same period last year as a result of the acquisition and organic loan and deposit growth.  Average loans increased $275.9 million while average investment securities increased $46.2 million. The tax effected net interest margin for the three months ended December 31, 2020 was 3.82% compared to 3.74% for the same period last year, which was impacted by the decrease in the average cost on interest bearing liabilities of 47 basis points to 0.54%.

•
The provision for loan losses for the three months ended December 31, 2020 was $900,000, a $375,000 increase to the comparable period in 2019. Net organic growth during the fourth quarter totaled $39.4 million, which is net of PPP loan forgiveness and payments of $16.8 million and $18.5 million of municipal loan pay-offs that occurred in the fourth quarter. The provision for 2020 was also impacted by the Covid-19 pandemic and its impact on local and national economies.

•
Total non-interest income was $3,964,000 for the three months ended December 31, 2020, which is $1,815,000 more than the comparable period last year.  The primary drivers were the gains on loans sold of $752,000 and an increase in other income of $787,000 due to fee income on derivative transactions for customers. As a result of the pandemic, service charges decreased $75,000 for the three months ended December 31, 2020 when compared to the 2019 period. The equity portfolio experienced gains of $235,000 for the three months ended December 31, 2020 compared to gains of $50,000 for the comparable period of 2019.

•
Total non-interest expenses for the three months ended December 31, 2020 totaled $10,821,000 compared to $8,368,000 for the same period last year, which is an increase of $2,453,000, or 29.3%. The increase was due to the additional salary and benefit costs of employees added as a result of the MidCoast acquisition and occupancy expenses associated with the new branches acquired as part of the merger. FDIC insurance increased due to receiving a credit from the FDIC in the fourth quarter of 2019.  There was no credit from the FDIC in the fourth quarter of 2020.The increase in other expenses is due to the Delaware Franchise fee and other periodic pension expenses due to the settlement of the pension plan in December of 2019 that was acquired as part of The First National Bank of Fredericksburg acquisition in 2015.

•
The provision for income taxes increased $558,000 when comparing the three months ended December 31, 2020 to the same period in 2019 as a result of an increase in income before income tax of $2,742,000.  The effective tax rate was 17.8% and 16.6% for the three months ended December 31, 2020 and 2019, respectively.

Balance Sheet and Other Information:

•
At December 31, 2020, total assets were $1.89 billion compared to $1.47 billion at December 31, 2019. The loan to deposit ratio as of December 31, 2020 was 88.45% compared to 92.11% as of December 31, 2019.

•
Available for sale securities of $295.2 million at December 31, 2020 increased $54.5 million from December 31, 2019. The yield on the investment portfolio decreased from 2.85% to 2.55% on a tax equivalent basis due to a number of securities purchased at a discount that were called in the third quarter of 2019.

•
Net loans as of December 31, 2020 totaled $1.39 billion and increased $287.7 million from December 31, 2019 as a result of the acquisition, PPP program and organic growth in the fourth quarter, which was primarily in the Delaware market. Excluding the acquisition and the PPP program, loans increased $27.0 million during 2020.

•
The allowance for loan losses totaled $15,815,000 at December 31, 2020 which is an increase of $1,970,000 from December 31, 2019.  The increase is due to recording a provision for loan losses of $2,400,000 and recoveries of $102,000, offset by charge-offs of $532,000. The allowance as a percent of total loans was 1.13% as of December 31, 2020 and 1.24% as of December 31, 2019. Loans acquired in an acquisition are marked to fair value at acquisition and excluded from the allowance, unless there has been a downgrade in the loan since acquisition. Non-performing assets decreased $2,334,000 since December 31, 2019 to $13.1 million. As a percent of total loans, non-performing assets decreased from 1.38% at December 31, 2019 to 0.93% at December 31, 2020.

•
Deposits increased $377.7 million from December 31, 2019, to $1.59 billion at December 31, 2020, primarily due to the acquisition, which increased deposits by $208.8 million and customers holding more cash due to the pandemic. Brokered CD’s increased $8.8 million.  Non-interest-bearing deposits increased $100.05 million due to the acquisition, PPP program and additional cash holdings by customers.

•
Stockholders’ equity totaled $194.3 million at December 31, 2020, compared to $154.8 million at December 31, 2019, an increase of $39.5 million. The increase was attributable to issuing 373,356 shares with a value of $19.2 million as part of the acquisition and net income for 2020 totaling $25.1 million, offset by cash dividends for 2020 totaling $6.5 million and net treasury stock activity of $788,000.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities, net of tax, improved $4.0 million from December 31, 2019.

Dividend Declared

On December 4, 2020, the Board of Directors declared a cash dividend of $0.46 per share, which was paid on December 29, 2020 to shareholders of record at the close of business on December 15, 2020. The quarterly cash dividend is an increase of 3.3% over the regular cash dividend of $0.445 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2020.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Income and Performance Ratios
Net Income	$7,227	$5,043	$25,103	$19,490
Return on average assets (annualized)	1.55%	1.37%	1.46%	1.34%
Return on average equity (annualized)	15.20%	13.05%	14.21%	13.00%
Return on average tangible equity (annualized) (a)	18.37%	15.52%	17.16%	15.58%
Net interest margin (tax equivalent)(a)	3.82%	3.74%	3.92%	3.72%
Earnings per share - basic (b)	$1.85	$1.42	$6.60	$5.48
Earnings per share - diluted (b)	$1.85	$1.42	$6.59	$5.47
Cash dividends paid per share (b)	$0.460	$0.445	$1.920	$1.762
Number of shares used in computation - basic (b)	3,912,658	3,554,280	3,805,682	3,559,150
Number of shares used in computation - diluted (b)	3,912,666	3,554,392	3,807,523	3,561,246

Asset quality
Allowance for loan and lease losses	$15,815	$13,845
Non-performing assets	$13,093	$15,427
Allowance for loan and lease losses/total loans	1.13%	1.24%
Non-performing assets to total loans	0.93%	1.38%
Annualized net (recoveries) charge-offs to total loans	0.07%	0.13%	0.03%	0.06%

Equity
Book value per share (b)	$48.87	$43.61
Tangible Book value per share (a) (b)	$40.45	$36.70
Market Value (Last reported trade of month)	$56.00	$61.50
Common shares outstanding	3,921,850	3,525,061

Other
Average Full Time Equivalent Employees	294.8	255.6	280.7	259.2
Loan to Deposit Ratio	88.45%	92.11%
Trust assets under management	$150,348	$134,298
Brokerage assets under management	$241,003	$215,383

Balance Sheet Highlights	December 31,	December 31,
	2020	2019

Assets	$1,891,674	$1,466,339
Investment securities	297,120	241,407
Loans (net of unearned income)	1,405,281	1,115,569
Allowance for loan losses	15,815	13,845
Deposits	1,588,858	1,211,118
Stockholders' Equity	194,259	154,774

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands except share data)	2020	2019
ASSETS:
Cash and due from banks:
Noninterest-bearing	$16,374	$17,727
Interest-bearing	52,333	793
Total cash and cash equivalents	68,707	18,520

Interest bearing time deposits with other banks	13,758	14,256

Equity securities	1,931	701

Available-for-sale securities	295,189	240,706

Loans held for sale	14,640	815

Loans (net of allowance for loan losses: $15,815 at December 31, 2020 and
$13,845 at December 31, 2019)	1,389,466	1,101,724

Premises and equipment	16,948	15,933
Accrued interest receivable	5,998	4,555
Goodwill	31,376	23,296
Bank owned life insurance	32,589	28,128
Other intangibles	1,668	1,346
Other assets	19,404	16,359

TOTAL ASSETS	$1,891,674	$1,466,339

LIABILITIES:
Deposits:
Noninterest-bearing	$303,762	$203,793
Interest-bearing	1,285,096	1,007,325
Total deposits	1,588,858	1,211,118
Borrowed funds	88,838	85,117
Accrued interest payable	1,017	1,088
Other liabilities	18,702	14,242
TOTAL LIABILITIES	1,697,415	1,311,565
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2020 or 2019	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2020 and December 31, 2019;
issued 4,350,342 at December 31, 2020 and 3,938,668 at December 31, 2019	4,350	3,939
Additional paid-in capital	75,908	55,089
Retained earnings	126,627	110,800
Accumulated other comprehensive income (loss)	2,587	(629)
Treasury stock, at cost: 428,492 at December 31, 2020 and 413,607 shares
at December 31, 2019	(15,213)	(14,425)
TOTAL STOCKHOLDERS' EQUITY	194,259	154,774
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,891,674	$1,466,339

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2020	2019	2020	2019
INTEREST INCOME:
Interest and fees on loans	$16,775	$13,906	$63,538	$54,911
Interest-bearing deposits with banks	103	96	401	407
Investment securities:
Taxable	878	1,076	4,090	4,673
Nontaxable	532	383	1,869	1,492
Dividends	123	126	398	497
TOTAL INTEREST INCOME	18,411	15,587	70,296	61,980
INTEREST EXPENSE:
Deposits	1,572	2,192	6,851	9,219
Borrowed funds	294	605	1,254	2,821
TOTAL INTEREST EXPENSE	1,866	2,797	8,105	12,040
NET INTEREST INCOME	16,545	12,790	62,191	49,940
Provision for loan losses	900	525	2,400	1,675
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	15,645	12,265	59,791	48,265
NON-INTEREST INCOME:
Service charges	1,114	1,189	4,221	4,687
Trust	261	161	803	750
Brokerage and insurance	356	298	1,297	1,141
Gains on loans sold	886	134	2,168	473
Equity security gains (losses), net	235	50	(41)	120
Available for sale security gains (losses), net	3	16	305	24
Earnings on bank owned life insurance	181	160	695	623
Other	928	141	1,974	568
TOTAL NON-INTEREST INCOME	3,964	2,149	11,422	8,386
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,779	5,327	24,190	20,456
Occupancy	666	535	2,557	2,174
Furniture and equipment	170	173	757	674
Professional fees	337	322	1,517	1,423
FDIC insurance expense	135	(121)	476	75
Pennsylvania shares tax	59	(17)	868	808
Amortization of intangibles	54	61	216	259
Merger and acquisition	-	191	2,179	466
Software expenses	338	249	1,155	948
ORE expenses	230	68	451	376
Other	2,053	1,580	6,481	5,682
TOTAL NON-INTEREST EXPENSES	10,821	8,368	40,847	33,341
Income before provision for income taxes	8,788	6,046	30,366	23,310
Provision for income taxes	1,561	1,003	5,263	3,820
NET INCOME	$7,227	$5,043	$25,103	$19,490

PER COMMON SHARE DATA:
Net Income - Basic	$1.85	$1.42	$6.60	$5.48
Net Income - Diluted	$1.85	$1.42	$6.59	$5.47
Cash Dividends Paid	$0.460	$0.445	$1.920	$1.762

Number of shares used in computation - basic	3,912,658	3,554,280	3,805,682	3,559,150
Number of shares used in computation - diluted	3,912,666	3,554,392	3,807,523	3,561,246

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2020	2020	2020	2020	2019
Interest income	$18,411	$18,386	$18,160	$15,339	$15,587
Interest expense	1,866	1,916	1,874	2,449	2,797
Net interest income	16,545	16,470	16,286	12,890	12,790
Provision for loan losses	900	550	550	400	525
Net interest income after provision for loan losses	15,645	15,920	15,736	12,490	12,265
Non-interest income	3,726	3,386	1,941	2,105	2,083
Investment securities gains (losses), net	238	152	128	(254)	66
Non-interest expenses	10,821	9,692	11,413	8,921	8,368
Income before provision for income taxes	8,788	9,766	6,392	5,420	6,046
Provision for income taxes	1,561	1,759	1,054	889	1,003
Net income	$7,227	$8,007	$5,338	$4,531	$5,043
Earnings Per Share Basic	$1.85	$2.04	$1.39	$1.27	$1.42
Earnings Per Share Diluted	$1.85	$2.04	$1.39	$1.27	$1.42

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	58,054	14	0.09	9,876	4	0.16
Interest bearing time deposits at banks	13,758	89	2.57	14,256	92	2.59
Investment securities	293,649	1,673	2.28	247,416	1,687	2.73
Loans: (2)(3)(4)
Residential mortgage loans	204,095	2,711	5.28	217,007	2,889	5.28
Construction loans	28,214	336	4.74	14,659	188	5.09
Commercial Loans	692,745	8,805	5.06	416,867	5,676	5.40
Agricultural Loans	356,317	3,927	4.38	363,339	4,222	4.61
Loans to state & political subdivisions	76,421	749	3.90	95,107	936	3.90
Other loans	30,246	390	5.13	9,704	179	7.32
Loans, net of discount (2)(3)(4)	1,388,038	16,918	4.85	1,116,683	14,090	5.01
Total interest-earning assets	1,753,499	18,694	4.24	1,388,231	15,873	4.54
Cash and due from banks	7,021			5,945
Bank premises and equipment	17,686			15,936
Other assets	91,806			57,448
Total non-interest earning assets	116,513			79,329
Total assets	1,870,012			1,467,560
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	412,472	198	0.19	334,345	526	0.62
Savings accounts	252,019	90	0.14	222,342	206	0.37
Money market accounts	229,433	202	0.35	169,114	458	1.07
Certificates of deposit	382,188	1,082	1.13	263,679	1,002	1.51
Total interest-bearing deposits	1,276,112	1,572	0.49	989,480	2,192	0.88
Other borrowed funds	96,565	294	1.21	109,236	605	2.20
Total interest-bearing liabilities	1,372,677	1,866	0.54	1,098,716	2,797	1.01
Demand deposits	289,632			199,365
Other liabilities	17,472			14,832
Total non-interest-bearing liabilities	307,104			214,197
Stockholders' equity	190,231			154,647
Total liabilities & stockholders' equity	1,870,012			1,467,560
Net interest income		16,828			13,076
Net interest spread (5)			3.70%			3.53%
Net interest income as a percentage
of average interest-earning assets			3.82%			3.74%
Ratio of interest-earning assets
to interest-bearing liabilities			128%			126%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	41,330	37	0.09	9,693	23	0.24
Interest bearing time deposits at banks	14,139	364	2.57	15,085	384	2.55
Investment securities	268,372	6,854	2.55	247,334	7,059	2.85
Loans: (2)(3)(4)
Residential mortgage loans	210,696	11,161	5.30	215,749	11,473	5.32
Construction loans	26,343	1,288	4.89	19,085	984	5.16
Commercial Loans	590,469	31,087	5.26	415,681	22,741	5.47
Agricultural Loans	357,201	16,022	4.49	344,586	15,879	4.61
Loans to state & political subdivisions	86,143	3,458	4.01	97,780	3,845	3.93
Other loans	20,986	1,185	5.65	9,684	740	7.64
Loans, net of discount (2)(3)(4)	1,291,838	64,201	4.97	1,102,565	55,662	5.05
Total interest-earning assets	1,615,679	71,456	4.42	1,374,677	63,128	4.59
Cash and due from banks	7,487			6,168
Bank premises and equipment	17,286			16,074
Other assets	79,305			57,038
Total non-interest earning assets	104,078			79,280
Total assets	1,719,757			1,453,957
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	383,931	1,102	0.29	331,906	2,282	0.69
Savings accounts	241,429	476	0.20	218,240	814	0.37
Money market accounts	205,142	1,012	0.49	164,872	1,978	1.20
Certificates of deposit	345,397	4,261	1.23	277,946	4,145	1.49
Total interest-bearing deposits	1,175,899	6,851	0.58	992,964	9,219	0.93
Other borrowed funds	93,237	1,254	1.34	109,041	2,821	2.59
Total interest-bearing liabilities	1,269,136	8,105	0.64	1,102,005	12,040	1.09
Demand deposits	257,285			187,991
Other liabilities	16,662			14,074
Total non-interest-bearing liabilities	273,947			202,065
Stockholders' equity	176,674			149,887
Total liabilities & stockholders' equity	1,719,757			1,453,957
Net interest income		63,351			51,088
Net interest spread (5)			3.78%			3.50%
Net interest income as a percentage
of average interest-earning assets			3.92%			3.72%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			125%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Real estate:
Residential	$201,911	$208,084	$210,789	$216,179	$217,088
Commercial	596,255	535,456	513,598	338,490	342,023
Agricultural	315,158	310,702	313,136	300,606	311,464
Construction	35,404	28,656	31,744	17,926	15,519
Consumer	30,277	30,625	30,973	9,533	9,947
Other commercial loans	114,169	129,731	132,503	71,038	69,970
Other agricultural loans	48,779	40,790	44,912	46,170	55,112
State & political subdivision loans	63,328	81,835	85,978	93,778	94,446
Total loans	1,405,281	1,365,879	1,363,633	1,093,720	1,115,569
Less: allowance for loan losses	15,815	15,169	14,827	14,247	13,845
Net loans	$1,389,466	$1,350,710	$1,348,806	$1,079,473	$1,101,724

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$4,120	$3,449	$4,986	$3,159	$2,711

Non-accrual loans	$10,732	$11,711	$10,693	$11,302	$11,536
Loans past due 90 days or more and accruing	525	1,194	654	164	487
Non-performing loans	$11,257	$12,905	$11,347	$11,466	$12,023
OREO	1,836	2,726	2,853	3,056	3,404
Total Non-performing assets	$13,093	$15,631	$14,200	$14,522	$15,427

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2020	2020	2020	2020	2019
Balance, beginning of period	$15,169	$14,827	$14,247	$13,845	$13,679
Charge-offs	(276)	(237)	(10)	(9)	(370)
Recoveries	22	29	40	11	11
Net (charge-offs) recoveries	(254)	(208)	30	2	(359)
Provision for loan losses	900	550	550	400	525
Balance, end of period	$15,815	$15,169	$14,827	$14,247	$13,845

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	December 31,
	2020	2019
Tangible Equity
Stockholders Equity - GAAP	$194,259	$154,774
Accumulated other comprehensive (gain) loss	(2,587)	629
Intangible Assets	(33,044)	(24,642)
Tangible Equity - Non-GAAP	158,628	130,761
Shares outstanding adjusted for June 2019 stock Dividend	3,921,850	3,563,379
Tangible Book value per share (a)	$40.45	$36.70

	As of
	December 31,
	2020	2019
Tangible Equity per share
Stockholders Equity per share - GAAP	$49.53	$43.43
Adjustments for accumulated other comprehensive loss	(0.66)	0.18
Book value per share	48.87	43.61
Adjustments for intangible assets	(8.42)	(6.91)
Tangible Book value per share - Non-GAAP	$40.45	$36.70

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$193,117	$154,317	$178,789	$148,189
Average Accumulated Other Comprehensive Loss	2,886	(330)	2,115	(1,697)
Average Intangible Assets	32,843	24,653	30,376	24,757
Average Tangible Equity - Non-GAAP	157,388	129,994	146,298	125,129
Net Income	$7,227	$5,043	$25,103	$19,490
Annualized Return on Average Tangible Equity	18.37%	15.52%	17.16%	15.58%

	For the Three Months December 31, 2020	For the Year Ended December 31, 2020
Return on Average Assets and Equity Excluding Merger and Acquisition Costs
Net Income	$7,227	$25,103
After Tax merger and acquisition costs	-	1,766
Net Income excluding merger and acquisition costs	$7,227	$26,869
Average Assets	1,870,012	1,719,757
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.55%	1.56%

Average Stockholders Equity - GAAP	$190,231	$176,674
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	15.20%	15.21%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2020	2019	2020	2019
Total interest income	$18,411	$15,587	$70,296	$61,980
Total interest expense	1,866	2,797	8,105	12,040
Net interest income	16,545	12,790	62,191	49,940
Tax equivalent adjustment	283	286	1,160	1,148
Net interest income (fully taxable equivalent)	$16,828	$13,076	$63,351	$51,088